Exhibit 10.7

Membership Agreement

(Version 2014)

Party A: Guangdong Precious Metals Exchange Co., Ltd. (hereinafter referred to as party A or Exchange)

Party B: see detailed information in Appendix I

Whereas:

1. Party B voluntarily submits the membership application materials to party A to apply for becoming party A’s member and bears responsibilities for the legality, compliance, authenticity and validity of the submissions;

2. Party B declares that, according to the requirements of relevant trading rules, operation regulations and management system (hereinafter collectively referred to as “rules and regulations”) made by the Exchange, party B has met the relevant conditions for becoming a member of the Exchange;

After review and approval, party A confirms that, party B meets the qualifications for becoming party A’s member. Now party A and party B enter into the following agreements on party B’s membership upon friendly negotiations by both parties:

Article 1 Membership and membership type of party B

1. From the date when party A grants the membership certificate to party B, party B obtains the membership and shall enjoy the rights and bear corresponding responsibilities and obligations.

2. The members are classified as per duties and functions into comprehensive members, brokerage members, settlement members, industrial members and service members; party B’s membership type is detailed in the Appendix I Membership Registration Table.

1) Comprehensive members refer to the business entities or other economic organizations that are granted with the membership upon approval from the Exchange and allowed to engage in or participate in the precious metals trading business on the Exchange platform in accordance with related national laws, rules and regulations made by the Exchange.

2) Brokerage members refer to the business entities or other economic organizations that are granted with the membership upon approval from the Exchange and allowed to engage in the brokerage business associated with the precious metals trading business in accordance with related national laws, rules and regulations made by the Exchange.

3) Settlement members refer to, in accordance with related national laws, rules and regulations made by the Exchange, the business entities or other economic organizations that are granted with the membership upon approval from the Exchange and allowed to accept all transactions with all signed comprehensive members and industrial members as per the transaction rules made by the Exchange in the process of precious metals trading business.

4) Industrial members refer to the business entities or other economic organizations that are granted with the membership upon approval from the Exchange and allowed to engage in delivery, sale and repurchase of precious metals in stock according to related national laws, rules and regulations made by the Exchange. The industrial members can carry out hedging trades with the settlement members and can engage in brokerage business associated with the precious metals trading business.

5) Service members refer to the business entities or other economic organizations that are granted with the membership upon approval from the Exchange and allowed to provide professional services for the members or clients on the Exchange platform in accordance with related national laws, rules and regulations made by the Exchange. Service types include but are not limited to investment consultation, transaction agency, financing assurance, quality brand, information, entrepreneurship, training, technical assistance, market service, legal service, audit and so forth.

Article 2 Membership fee and settlement

1. Party B agrees to pay membership fee and management fee to party A as per the fee schedule determined by party A and transfer such payment in a lump sum to the recipient account designated by party A. The fee schedules for party B’s membership fee and the annual management fee for the first year are detailed in the Appendix I Membership Registration Table; annual management fee for the following years will be specified by party A separately.

2. The membership fee and the annual management fee for the first year shall be paid by party B in a lump sum within five working days after this Agreement is signed; the annual management fee for the following years shall be paid in a lump sum prior to June 30 every year.

3. Party B shall make required payment according to the above mentioned payment method and term. In case of overdue payment, party B shall pay 0.05% of total overdue amount on a daily basis as the default fine. Where the delay of payment has exceeded ten working days, party A shall have the right to terminate this Agreement and require party B to pay a default fine equivalent to 10% of the account payable; party A is also entitled to continue performance of this Agreement and require party B to continue payment of the due amount and default fine caused by delay payment.

Article 3 Fundamental rights and obligations of party A

(1) Party A’s rights

1. Formulate, amend and issue relevant rules and regulations according to applicable national laws and regulations as well as special requirements of the precious metals trading market;

2. Monitor party B’s operation related with the membership services and its compliance with the national laws and the Exchange’s rules and regulations; regulate and handle the detected problems by addressing inquiries to party B, giving rectification advice or taking other corresponding measures. The above mentioned rights are exercised depending on the specific circumstances and shall not cause any obligations or responsibilities to party A, and party B shall not hold party A liable as party A fails to exercise the above mentioned rights appropriately;

3. Direct and supervise party B’s operation related with the membership services and require its employees to acquire the Practice Qualification Certificate issued by party A; correct or handle unauthorized practices conducted by party B’s employees as per relevant rules and regulations;

4. Collect membership fee, annual management fee and other relevant costs from party B;

5. In the event that party B defaults or violates the rules and regulations formulated by party A, leading party A, party A’s other members or clients to suffer economic loss or goodwill damage, party A shall have the right to adopt measures according to Measures on Dealing with Violations and Breaches (2014) formulated and issued by party A. In the cases of gross violation, party A shall have the right to unilaterally terminate this Agreement, cancel party B’s membership and claim for compensation of all direct and indirect economic losses from party B;

6. If party B is administratively punished by the governmental department in the process of operation, party A shall have the right to take measures according to Measures on Dealing with Violations and Breaches (2014) formulated and issued by party A. In the cases of gross violation, party A shall have the right to unilaterally terminate this Agreement, cancel party B’s membership and claim for compensation of all direct and indirect economic losses from party B;

7. In case party A maintains that party B no longer meets the membership conditions when it applied for becoming a member upon party A’s review, or party B fails to pass the annual member audit, or party B defaults or violates relevant rules and regulations made by the Exchange, party A shall have the right to send a notice about rectification to party B and take measures as per Measures on Dealing with Violations and Breaches (2014) formulated and issued by party A. In case party B still fails to meet party A’s requirements within the specified period after a notice for rectification has been sent by party A, party A shall have the right to unilaterally terminate this Agreement and cancel party B’s membership, and will not refund the fees paid by party B;

8. Party A has the right to gather, sort, analyze, process and utilize the data related with the transactions and business developed by all members and clients at the Exchange and use such data as the basic data for business quotation and analysis without paying charges to the members.

(2) Party A’s obligations

1. Follow the principle of sincerity service and adopt appropriate measures to facilitate and safeguard the members to carry out precious metals trading activities;

2. Follow the principle of information confidentiality when party B is a member of party A, and be obliged to keep the confidential information obtained from party B in accordance with this Agreement secret (except the information which can be made public as agreed, the information which shall be disclosed as required by the public security organ, procuratorate, court and judicial bureau or other government authorities and other information which is not clearly defined as confidential by party B).

Article 4 Fundamental rights and obligations of party B

(1) Party B’s rights

1. Party B has the right to conduct business based on its membership type and according to applicable laws and the Exchange’s rules and regulations;

2. Party B can enjoy the transaction information, relevant service and operational guidance provided by party A.

(2) Party B’s obligations

1. Pay membership fee, annual management fee and other relevant charges to the Exchange as required by party A;

2. Observe the national laws, regulations, rules, polices and other government’s regulatory documents as well as all the Exchange’s rules and regulations that take effect currently and will be formulated, amended and issued in the future;

3. Accept party A’s supervision and management and respond to and deal with the inquiries and rectification advice raised by party A on a timely basis;

4. Take an active part in various events organized by party A and offer suggestions or proposals to party A’s works;

5. Safeguard the interests of the parties involved in the transactions and assist party A to deal with any emergencies or abnormal events;

6. Safeguard the legal interests of party A and the clients; do not interfere with, intervene in or breach party A’s transaction system or data security; fulfill the responsibility of keeping secret;

7. Make sure the materials of application for membership are authentic and valid;

8. Observe and completely fulfill all member obligations specified in this Agreement and relevant rules and regulations provided by the Exchange and maintain good business reputation without any violations and breaches;

9. Party B is not allowed to transfer its membership and any rights and obligations agreed herein without written consent from party A;

10. Other obligations specified by the Exchange’s rules and regulations

Article 5 Confidentiality

Party A and party B shall strictly follow the principle of information confidentiality. Neither party shall disclose, notify or release signing of this Agreement, its performance, or the other party’s confidential information obtained in the trading process to any third party in any way, except where the Exchange’s rules and regulations provide otherwise.

Article 6 Responsibility of default

Either party violates the provisions hereof shall constitute default and shall be held liable for such default and compensate for all direct economic losses suffered by the non-defaulting party.

Article 7 Execution, modification and termination of the agreement

1. This Agreement comes into effect after being signed by the representatives of party A and party B or affixed with the common seal or special seal for contractual uses. This Agreement shall have long-term validity unless it is terminated by the ways agreed herein or provided by applicable laws.

2. Any supplement or modification to this Agreement by both parties shall be in a writing form and take effect after being signed by the representatives of both parties and affixed with the common seal or special seal for contractual uses.

3. If one of the following circumstances occurs, this Agreement shall terminate:

1) This Agreement can terminate upon consensus reached by both parties through negotiations;

2) If party B is involved in one of the following circumstances, party A has the right to cancel this Agreement and revoke party B’s membership (if party B is qualified to enter the market to trade, such qualification shall be terminate automatically):

Party B transfers the membership or authorizes other persons to manager it, or contract it to other persons in private; party B suffers serious deficiencies in fund, personnel and equipment, and disordered management, and fails to improve effectively after party A gives the rectification advice; party B refuses to implement party A’s resolutions; makes use of the membership for illegal operation; fails to pass the annual member audit and still fails to pass after the Exchange requires it to rectify within specified period; party B is involved in other circumstances where the national laws, rules and regulations, or the Exchange’s rules and regulations are violated.

4. Where one party or both parties fail to fulfill this Agreement due to occurrence of force majeure such as failure of transaction system, suspended trading at the Exchange or natural disaster, both parties shall negotiation to determine the conditions for continuous performance of this Agreement or terminate this Agreement. If both parties fail to reach a consensus on the conditions for continuous performance or termination of this Agreement, this Agreement shall terminate automatically.

5. After termination of this Agreement, party B shall complete the follow-up works about agreement cancellation or termination as per the Exchange’s rules and regulations. Party A shall not refund the fees paid by party B; in addition to settling all fees payable to party A, party B shall handle aftermath as required by party A and assume the responsibilities and charges arising from the process of handling.

Article 8 Notice and service

1. As required by performance of this Agreement, all notices sent by one party to the other party and documents sent and received between both parties as well as the notices and requirements related with this Agreement shall be in a writing form and delivered to the contacts designed herein personally, by post or email. Party B’s contact person and contact information are detailed in the Appendix I Membership Registration Table. In case party B changes the contact information, contact person or other related information, party B shall be notified in a writing form timely, or party B shall undertake the responsibilities and consequences arising from this.

2. The notifying party employs the form specified in this article to serve the written notice to the other party who signs after receiving it or make confirmation, or the notice enters the other party’s e-mail acceptance system, or it has been three days after the notice is sent by express, then the notifying party shall be deemed as having fulfilled the obligation of notice and service.

Article 9 Dispute settlement

All matters concerning this Agreement shall be governed by the laws of Chinese Mainland. Any disputes arising from this Agreement or related with performance of this Agreement shall be settled through friendly negotiations between party A and party B firstly. If such negotiations fail, either party can apply to Guangzhou Arbitration Committee for arbitration according to the arbitration rules of the Committee effective then.

Article 10 Miscellaneous

1. Party B clearly understands, confirms and agrees that: all existing rules and regulations at the Exchange and those to be formulated, amended and issued in the future shall be the appendixes to this Agreement and are binding to party B from the date when the Exchange issues or informs party B of such rules and regulations (the earlier date shall prevail) without further signature or confirmation made by party B, and the Exchange has the right to update and amend related rules and regulations from time to time based on the practical situations.

2. This Agreement is signed at Guangzhou, Guangdong. It is made in duplicate and each party holds one copy. Both copies have same legal effect.

3. The Exchange adopts an electronic mode to sign. Besides signing on the written agreements, members can directly sign the electronic agreement with the Exchange through the trading system or submit application and agree related agreement contents via trading system.

Upon approval by the Exchange, the contract is constituted. In case the agreement is signed electronically, the members shall acknowledge the validity of this electronic agreement and be subject to the system data of the Exchange.

4. The rules and regulation specified in Appendix I Membership Registration Table and Appendix II List of Rules and Regulations of Guangdong Precious Metals Exchange and other supplementary agreements are inseparable parts of this Agreement and have legal effects equal to this Agreement. However, if there are any discrepancies between the supplementary agreements and partial or whole articles contained herein, the appendixes shall prevail.

5. The appendixes hereof include:

(1) Appendix I: Membership Registration Table;

(2) Appendix II: List of Rules and Regulations of Guangdong Precious Metals Exchange

(No text below)

(Page of Signature for Membership Agreement 2014)

Cautions:

1. If party B is a corporate body, signature from a legal representative or authorized representative and common seal from the corporate are required to confirm; if party B is not a corporate body, signature from the person in charge or authorized representative and common seal from the corporate are required to confirm.

2. If document copies are provided, seals must be affixed to verify the copies tally with the original.

3. This Agreement includes the text and appendixes. None can be dispensed with. If party B detects a missing page, please do not sign on it.

4. After party B signs and seals on this page, party B shall be deemed as having read, understood, accepted and will observed all binding articles and appendixes hereof.

5. Party B has received the rules and regulations listed in the Appendix II, and fully understands, agrees and observes relevant rules and regulations.

Party A (seal): Guangdong Precious Metals Exchange Co., Ltd.		Party B: Guangdong Jin Xiang Yin Rui Precious Metals Management Co., Ltd.

Representative (signature):	/s/ Ximing Wang	Representative (signature):	/s/ Wenlong Hou

Signed on: December 31, 2013		Signed on: December 31, 2013

Appendix I:

Membership Registration Table

Member	Guangdong Jin Xiang Yin Rui Precious Metals Management Co., Ltd.	Fax	021-63099910
Contact address	Floor 4, Block B, Zhenhua Enterprise Plaza, 3261 Dongfang Road, Pudong New Area, Shanghai	Postal code	200125
Legal representative	Fang Yun	Post	Tel	13799920510
Contact person	Wenlong Hou	Post	Tel	15000818358
Member type	☒ Comprehensive member ☐Brokerage Member ☐ Settlement Member ☐ Industrial Member ☐ Service Member
Fees	Item	Amount (RMB/10,000 Yuan)	Remarks
Membership fee	/	One-off payment
Annual management fee	100,000 Yuan/Year	From Jan.1, 2014 to Dec.31, 2014
Party A’s receipt account: Bank of deposit: Tianrun Road Subbranch, Guangzhou Branch, China Merchants Bank Account Number: 120906894110601 Account Name: Guangdong Precious Metals Exchange Co., Ltd.

Party A (seal): Guangdong Precious Metals Exchange Co., Ltd.		Party B: Guangdong Jin Xiang Yin Rui Precious Metals Management Co., Ltd.

Representative (signature):	/s/ Ximing Wang	Representative (signature):	/s/ Wenlong Hou

Signed on: December 31, 2013		Signed on: December 31, 2013

Appendix II:

List of Rules and Regulations of Guangdong Precious Metals Exchange

The trading rules, business regulations and management system existing currently and to be formulated, amended or issued in the future by Guangdong Precious Metals Exchange are important parts hereof, including but not limited to:

1. Silver Product Trading Rules 2014

2. Platinum Product Trading Rules 2014

3. Porpezite Product Trading Rules 2014

4. Spot Delivery Administrative Methods 2014

5. Administrative Methods for Entry into Market to Trade 2014

6. Risk Control Administrative Methods 2014

7. Membership Management Methods 2014 and Member Operation Guide 2014

8. Settlement and Liquidation Management Methods 2014

9. Trading Fund Management Methods 2014

10. Management Methods for Maintenance of Transaction System 2014

11. Management Methods for Client’s Trading Account 2014

12. Measures on Dealing with Violations and Breaches 2014

13. General Words and Term Definition for Rules, Regulations and Agreement 2014

14. Explanations on General Computational Formula for Rules, Regulations and Agreement 2014

Both parties confirm that: party B has asked for and party A has delivered all complete texts of rules and regulations set out in this List, and both party A and party B have known, understood, accepted and agreed the relevant contents.